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                                                                      Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Allen Telecom Inc., a Delaware corporation ("the Company"), hereby constitutes and appoints Robert G. Paul, Robert A. Youdelman and Laura C. Meagher, and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Company a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares of the Company to be offered in connection with the Company's Amended and Restated 1994 Non-Employee Directors Stock Option Plan, and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 18th day of July, 2002.


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
/s/ Robert G. Paul                                        /s/ J. Chisholm Lyons
----------------------------------------------            ----------------------------------------------
Robert G. Paul                                            J. Chisholm Lyons
President and Chief Executive Officer                     Vice Chairman of the Board and Director
and Director (Principal Executive Officer)

/s/ Robert A. Youdelman                                   /s/ Charles W. Robinson
----------------------------------------------            ----------------------------------------------
Robert A. Youdelman                                       Charles W. Robinson
Executive Vice President and Chief Financial Officer      Director
(Principal Financial Officer)

/s/ James L. Leporte, III                                 /s/ Martyn F. Roetter
----------------------------------------------            ----------------------------------------------
James L. LePorte, III                                     Martyn F. Roetter
Vice-President-Finance (Principal Accounting Officer)     Director

/s/ Sheldon I. Ausman                                     /s/ Gary B. Smith
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Sheldon I. Ausman                                         Gary B. Smith
Director                                                  Director

/s/ Philip Wm. Colburn                                    /s/ Kathleen M. H. Wallman
----------------------------------------------            ----------------------------------------------
Philip Wm. Colburn                                        Kathleen M. H. Wallman
Chairman of the Board and Director                        Director

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